UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

MERCER INTERNATIONAL INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (604) 684-1099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MERC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The following summary set forth below in this Item 1.01 is qualified in its entirety by the Indenture and the Registration Rights Agreement (each as defined below) which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Issuance of Senior Notes

On October 3, 2019, Mercer International Inc. (the "Company") issued $200 million aggregate principal amount of 7.375% senior notes due 2025 (the "Additional Notes").  The Additional Notes were issued pursuant to the indenture, dated December 7, 2018 (the "Indenture"), pursuant to which the Company had previously issued $350,000,000 aggregate principal amount of 7.375% senior notes due 2025. The Additional Notes were issued at a price of 102.75% of their principal amount, plus accrued interest from July 15, 2019.

Interest on the Additional Notes will be payable semi-annually in arrears on each January 15 and July 15, commencing July 15, 2019.  Interest will be payable to holders of record of the Additional Notes on the immediately preceding January 1 and July 1 and will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The Additional Notes will mature on January 15, 2025, unless repurchased or redeemed in accordance with their terms prior to such date.

The Additional Notes were sold either to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") or outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

Registration Rights Agreement

In connection with the issuance and sale of the Additional Notes, on October 3, 2019, the Company entered into a registration rights agreement in respect of the Additional Notes (the "Registration Rights Agreement") with Credit Suisse Securities (USA) LLC, as the initial purchaser. Under the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to file with the Securities and Exchange Commission (the "SEC") within 30 days after October 3, 2019 and cause to be declared effective within 90 days after October 3, 2019, a registration statement relating to an offer to issue a series of new notes having terms substantially identical to the Additional Notes in exchange for outstanding Additional Notes (an "Exchange Offer").

If the Company is not permitted by applicable law or SEC policy to consummate an Exchange Offer or file a registration statement related to such Exchange Offer in respect of the Additional Notes, then the Company will be required to file a shelf registration statement (the "Shelf Registration Statement") to register resales of the applicable series of Additional Notes by holders thereof who satisfy certain conditions relating to the provision of info in connection with the Shelf Registration Statement. If the Company fails to satisfy these obligations, the Company may be required to pay additional interest to holders of the Additional Notes under certain circumstances.

The above summaries of the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the full texts of such agreements, which are incorporated by reference herein. A copy of the Indenture is attached as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on December 7, 2018 and a copy of the Registration Rights Agreement is filed herewith as Exhibit 10.1.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under the heading "Issuance of Senior Notes"  in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 8.01 OTHER EVENTS

Completion of Notes Offering

On October 3, 2019, the Company issued a press release announcing the completion of its previously announced offering of the Additional Notes. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1

Indenture, dated December 7, 2018, between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 000-51826) filed with the SEC on December 7, 2018).

4.2	Form of 7.375% Senior Note due 2025 (included in Exhibit 4.1 hereto).
10.1	Registration Rights Agreement, dated October 3, 2019, between Mercer International Inc. and Credit Suisse Securities (USA) LLC, related to the Additional Notes.
99.1	Press release of the Company, dated October 3, 2019, related to completion of the Additional Notes offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

Date: October 3, 2019	By:	/s/ David K. Ure
David K. Ure
Chief Financial Officer

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